SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K


CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


May 6, 2005
Date of report (Date of earliest event reported)


                   ENUCLEUS, INC.
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(Exact Name of Registrant as Specified in its Charter)


      0-14039	                              11-2714721
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(Commission File Number) 	(I.R.S. Employer Identification No.)




4000 Main Street
Bay Harbor, MI 49770
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(Address of Principal Executive Offices)


231/439-2708
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(Registrant's telephone number, including area code)


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 6, 2005, eNucleus, Inc. (the "Company") entered into a Stock Purchase
 Agreement with a certain
accredited investor for the sale of 8,000,000 shares of common stock of the Company at $0.26 per share. Under this agreement, the investor also received 2,000,000 warrants to purchase common stock of the Company at a strike price of $0.35. Such warrants expire five years from the date of issuance.

On May 6, 2005, the Company entered into an Amendment to Common Stock Purchase Warrants (with the purchaser of common stock pursuant to the above referenced Stock Purchase Agreement). Pursuant to this agreement, the Company has reduced the exercise price for a series of 3,500,000 warrants previously issued to the investor to $0.35.

On May 6, 2005, the Company entered into a Registration Rights Agreement
 (with the
purchaser of the common stock pursuant to the above-referenced Stock Purchase Agreement). Pursuant to this registration rights agreement, the Company must prepare and file within 60 days a Registration Statement covering the shares of common stock and shall use its best efforts to cause the Registration Statement to become effective within a certain period of time. This agreement includes other terms such as demand rights, "piggy back" registration rights, and liquidated damages to the purchasers of the common stock of 25% of the Purchase Price per annum payable on a monthly basis if the shares of common stock are not registered pursuant to an effective Registration Statement within a certain period of time.

The foregoing description is qualified in its entirety by reference to the Stock Purchase Agreement which appears as Exhibit 1.01.1 hereto, the Amendment to Common Stock Purchase Warrants which appears as Exhibit 1.01.2 and the Registration Rights Agreement which appears as Exhibit 1.01.3

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
On May 6, 2005, under the Stock Purchase Agreement described under Item 1.01 above, the Company issued 8,000,000 shares of common stock to Barron Partners, L.P. and warrants for the purchase of 2,000,000 shares of common stock to such investor. Such warrants are exercisable at $0.35 per share. Such warrants may be exercised at the option of Barron Partners, L.P. at any time until May 6, 2010 or until 18 months after the effectiveness of a Registration Statement, whichever occurs sooner. The Company obtained gross proceeds of $2,080,000 in cash at the closing. No underwriter was utilized in this transaction.

The foregoing issuances were made in reliance upon the exemption provided in
Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D. Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act. The recipients of such securities received, or had access to, material information concerning the Company, including, but not limited to, the Company's reports on Form 10-KSB, Form 10-QSB, and Form 8-K, as filed with the SEC. Except as set forth above, no discount or commission was paid in connection with the issuance of the common stock and the warrants.

ITEM 7.01 REGULATION FD DISCLOSURE

On May 17, 2005, we issued a press release, which appears as Exhibit 7.01.1 hereto, regarding the Company's completion of the closing under the Stock Purchase Agreement. Such press release is incorporated by reference in response to this Item 7.01.



Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

EXHIBIT NO. 	DESCRIPTION

1.01.1 	Stock Purchase Agreement by and between Barron Partners, L.P. and
eNucleus, Inc.

1.01.2	Amendment to Common Stock Purchase Warrants by and between Barron
Partners, L.P. and eNucleus, Inc.

1.01.3	Registration Rights Agreement by and between Barron Partners, L.P. and
eNucleus, Inc.

7.01.1	Press Release



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

 ENUCLEUS, INC.

Date: May 17, 2005	/s/ John C. Paulsen

                           John C. Paulsen
                           Chairman of the Board,
                           Chief Executive and
                           Financial Officer